UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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Filed by a Party other than the Registrant  ☐

Check the appropriate box:

☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

COMSCORE, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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☐	Fee paid previously with preliminary materials.

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

Your Vote Counts! COMSCORE, INC. 2023 Annual Meeting Vote by June 14, 2023 11:59 PM ET COMSCORE, INC. 11950 DEMOCRACY DR., SUITE 600 RESTON, VA 20190 V13472-P91505 You invested in COMSCORE, INC. and it’s time to vote! You have the right to vote on proposals being presented at the Annual Meeting. This is an important notice regarding the availability of proxy material for the Annual Meeting to be held on June 15, 2023. Get informed before you vote View the Notice and Proxy Statement and Form 10-K online OR request a free paper or email copy of the material(s) before June 1, 2023. If you would like to request a copy of the material(s) for this and/or future stockholder meetings, you may (1) visit www.ProxyVote.com, (2) call 1-800-579-1639 or (3) send an email to sendmaterial@proxyvote.com. If sending an email, please include your control number (indicated below) in the subject line. Unless requested, you will not otherwise receive a paper or email copy. For complete information and to vote, visit www.ProxyVote.com Control # Smartphone users Point your camera here and vote without entering a control number Vote in Person at the Annual Meeting* June 15, 2023 10:00 AM, EDT Carr Workplaces 1818 Library Street, Suite 500 Reston, Virginia 20190 *Please check the meeting materials for any special requirements for meeting attendance. At the meeting, you will need to request a ballot to vote these shares. V1.1

Vote at www.ProxyVote.com THIS IS NOT A VOTABLE BALLOT This is an overview of the proposals being presented at the upcoming Annual Meeting. Please follow the instructions on the reverse side to vote these important matters. Voting Items The Board Recommends 1. Election of Directors: Nominees: For 01) Nana Banerjee 02) David Kline 03) Kathi Love 04) Brian Wendling 2. The approval, on a non-binding advisory basis, of the compensation paid to the company’s named executive officers For 3. The ratification of the appointment of Deloitte & Touche LLP as the company’s independent registered public accounting firm for the fiscal year ending December 31, 2023 For 4. The approval of an amendment to the Amended and Restated 2018 Equity and Incentive Compensation Plan to increase the number of shares of the company’s common stock available for grant by 10,000,000 For 5. The adoption of an amendment to the Certificate of Designations of the Series B Convertible Preferred Stock (“Series B Preferred Stock”) to (i) permit the company to pay annual dividends on Series B Preferred Stock in the form of cash, shares of common stock, additional shares of Series B Preferred Stock, or a combination thereof, in each case in accordance with the amendment and as elected by members of the Board of Directors who have not been For designated by, and are not affiliated with, any holder of Series B Preferred Stock (the “Disinterested Directors”), and (ii) make certain other clarifying and conforming changes to the Certificate of Designations, including with respect to tax treatment 6. The adoption of an amendment to the Amended and Restated Certificate of Incorporation to authorize additional shares of preferred stock in order to permit the company to issue additional shares of Series B Preferred Stock and other For preferred stock and pay annual dividends in the form of Series B Preferred Stock in accordance with the Certificate of Designations amendment and if elected by the Disinterested Directors 7. The approval, in accordance with Nasdaq Listing Rule 5635(d), of the issuance of common stock or Series B Preferred For Stock as annual dividends on the Series B Preferred Stock in accordance with the Certificate of Designations amendment and if elected by the Disinterested Directors Note: In their discretion, the proxies may vote on such other matters as may properly come before the meeting or may otherwise be allowed to be considered at the meeting. Prefer to receive an email instead? While voting on www.ProxyVote.com, be sure to click “Delivery Settings”. V13473-P91505